EXHIBIT 99.1

500 Linden Oaks
Rochester, New York 14625

FOR IMMEDIATE RELEASE

INVESTOR RELATIONS CONTACT:	COMPANY CONTACT:
Tim Ryan	Molly Henderson
Trout Group Investor Relations	Chief Financial Officer
(646)378-2924	(585)249-6231
tryan@troutgroup.com

VIRTUALSCOPICS CEO COMMENTS ON RECENT TRADING ACTIVITY

ROCHESTER, NY - March 5, 2008 - Jeffrey Markin, President and Chief Executive Officer of VirtualScopics, Inc. (NASDAQ: VSCP), responded today to the investment community in light of the recent unusual trading activity in the Company’s stock.

“We believe the recent high trading volume and decline in our share price was the result of a few large volume sales by one or two stockholders.” Mr. Markin said. “Our fundamental business and future prospects have not changed from last week’s issuance of our 2007 financial results. We are not aware of any business or other market developments that might be responsible for the recent activity.” He further added, “We believe the fundamentals of our business are strong. In the past year we achieved a record level of sales and new contract awards, invested in our operational infrastructure to support later stage clinical trials, doubled our sales force and secured the cash necessary to deliver on our plans.”

The Company also announced that last week its Board of Directors approved the following proposals for its 2008 Annual Shareholders’ Meeting, including:

•	Division of the Board of Directors into three classes of directors, each to serve a three year term.
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Nomination of the following existing directors for re-election: Colby Chandler, Robert Klimasewski, Sidney Knafel, Jeffrey Markin, Norman Mintz, Charles Phelps, and Terence Walts. Saara Totterman was not nominated for re-election to the Board.

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Nomination of the following new candidates for election as directors: Mostafa Analoui, former pharmaceutical executive and Dan Kerpelman, former senior executive at GE and Eastman Kodak and former CEO of SGS.

•	Amendment of the Company’s Certificate of Incorporation to allow for a 1-for-2 or 1-for-3 reverse stock split of its outstanding common stock.

Each of these proposals is subject to stockholder approval and will be submitted for consideration at its upcoming Annual Meeting of Stockholders scheduled for May 22, 2008.

Subject to SEC review of the preliminary proxy statement, the Company will be filing a definitive proxy statement and other relevant documents with the SEC with respect to the above proposals and other matters to be addressed at the annual meeting. Investors should read the proxy statement when it is available. Investors will be able to obtain the proxy statement, and any other relevant documents, free of charge at the Securities and Exchange Commission's website, http://www.sec.gov and at the Company's website, http://www.virtualscopics.com. The respective directors and executive officers of VirtualScopics, Inc. may be deemed to be participants in the solicitation of proxies with respect to the annual meeting. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed with the Securities and Exchange Commission.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

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Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the Company’s investment in infrastructure and new customer contract signings and awards in 2007 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contract awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.